                                                                   EXHIBIT 10.32
                          First Amendment and Renewal
                              Employment Agreement


   THIS AMENDMENT AND RENEWAL OF EMPLOYMENT AGREEMENT (the "Amendment") is
                                                            ---------
effective as of January 1, 2000 (the "Effective Date"), by and between College
                                      --------------
Television Network, Inc., a Delaware corporation (the "Company"), and Patrick G.
                                                       -------
Doran ("Employee").
        --------

                             W I T N E S S E T H :

   WHEREAS, the Company and the Employee entered into that certain Employment Agreement dated as of September 10, 1997 (the "Original Agreement"), pursuant to
                                               ------------------
which the Company agreed to employ Employee and Employee agreed to be employed by the Company on the terms and conditions set forth therein; and

   WHEREAS, the Company and the Employee each desire to renew and modify certain terms of the Original Agreement, as set forth in this Amendment;

   NOW THEREFORE, in consideration of the mutual premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged by the parties hereto, the parties, intending to be legally bound, hereby agree as follows:

     6. All defined terms in the Original Agreement shall have the same meaning herein unless the context requires otherwise or unless redefined herein.

     7.  Amendments.
         ----------

         (a) Section 3(b) of the Original Agreement is amended by adding the following sentence to the end of the section:

         "All travel shall be first class accommodations."

         (b) Section 3(f) of the Original Agreement is amended by deleting the section in its entirety and replacing it with the following:

             "(f) During the Employment Period, Employee shall be entitled to four (4) weeks paid vacation from working days per annum."

     8.  Renewal and Term of Employment.  This Amendment shall serve as a
         ------------------------------
written renewal of the Original Agreement as required by Section 4(a) of that Original Agreement in order to extend the term of employment. Employee shall serve as the Chief Financial Officer of the Company and have those duties set forth in Section 2 of the Original Agreement for a period of three (3) years from the Effective Date of this Amendment ending on December 31, 2002 (the "Extension Period"), subject to the terms and conditions regarding termination
------------------
or expiration as described in the Original Agreement.

     9.  Compensation.
         ------------

         (a) As an amendment to the Section 3(a) of the Original Agreement, beginning on the Effective Date of this Amendment, the Company shall pay to Employee, during the Extension Period, compensation at the rate of Two Hundred Seventy-Five Thousand and No/100 Dollars ($275,000.00) per annum (the "Base
                                                                       ----
Salary").  The Board may provide increases to the Base Salary in its sole
------
discretion.

         (b) The foregoing compensation shall be paid to Employee in accordance with the standard policies and practices of the Company in effect at the time of payment and shall be subject to all deductions or withholdings authorized by Employee or required by applicable law, but not less often than monthly.

         (c) In addition to those options previously granted to Employee pursuant to the terms of the Original Agreement, Employee shall be granted options to purchase 50,000 shares of Common Stock of the Company at the beginning of each year of the Employment Period at fair market value on the date of grant. Such options will vest 12 months after granting, with immediate vesting upon a Sale of the Company.

    10.  Remaining Provisions.  All other terms and conditions of the
         --------------------
Agreement not modified by this Amendment shall remain as originally set forth in the Agreement.

    11.  Counterparts.  This Agreement may be executed in multiple
         ------------
counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall construed together and constitute the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 1st day of November, 1999.


                                COLLEGE TELEVISION NETWORK, INC.

                                By:  /s/ Jason Elkin
                                    ----------------------------------
                                Its: Chief Executive Officer
                                     ---------------------------------


                                /s/ Patrick Doran
                                --------------------------------------
                                PATRICK G. DORAN

                                       2